OMB APPROVAL
OMB Number: 3235-0060 Expires: March 31, 2018 Estimated average burden hours per response 5.71
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2016

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/14)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01                      Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 3.02                      Unregistered Sales of Equity Securities.

Arotech Corporation (the “Company” or “Arotech”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of February 2, 2016, between the Company and Admiralty Partners, Inc. (the “Purchaser”). The Stock Purchase Agreement provides for the sale by the Company to the Purchaser of a total of 1,500,000 shares of common stock, par value $0.01 (the “Shares”), at a price of $1.99 per share, for gross proceeds of $2,985,000. The transactions contemplated by the Stock Purchase Agreement closed contemporaneously with the execution of the Stock Purchase Agreement (the “Closing Date”). The Purchaser represented that it was an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the sale of the Shares was made in reliance on exemptions provided by Regulation D and Section 4(a)(2) of the Securities Act.

In connection with the Stock Purchase Agreement, the Company and the Purchaser entered into a Registration Rights Agreement, dated as of February 2, 2016 (the “Registration Rights Agreement”), and the Company agreed to file a registration statement to register the resale of the Shares within 45 days of the first anniversary of the Closing Date.

The Company intends to use the net proceeds from the offering for general administrative and working capital purposes.

Pursuant to the terms of the Stock Purchase Agreement, (i) the Purchaser has the right to designate one person for election to the Board of Directors of the Company for so long as the Purchaser continues to beneficially own at least 50% of the Shares and the Purchaser has designated Jon Kutler to serve as the Purchaser’s designee as more fully described under Item 5.02 below, (ii) the Purchaser has agreed, that until July 31, 2018, the Purchaser shall vote the shares of common stock beneficially owned by it at any meeting of the Company’s stockholders in accordance with the instructions of the Company’s management; provided, that such voting agreement shall only apply with respect to the matters set forth in the Stock Purchase Agreement, (iii) the Purchaser agreed to a lock-up with respect to the sale or transfer of any shares of common stock acquired by and beneficially owned by the Purchaser for a period of two years from the Closing Date and (iv) the Purchaser also agreed to a standstill as set forth in the Stock Purchase Agreement for period of two years from the Closing Date.

In connection with the Stock Purchase Agreement, the Company and Mr. Kutler entered into a consulting agreement (the “Consulting Agreement”), whereby Mr. Kutler agreed to provide consulting services to the Company for a period of three years, unless terminated earlier. Pursuant to the Consulting Agreement, Mr. Kutler will receive an annual fee for the three-year term of the Consulting Agreement equal to the difference between $125,000 and the amount of cash and the value of any stock received by Mr. Kutler for serving on the Board of Directors of the Company (directors generally receive approximately $70,000 per year in cash and stock).

The Company did not use any form of advertising or general solicitation in connection with the sale of the Shares. The Shares will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption therefrom, and all certificates will be imprinted with a restrictive legend to that effect.

On February 3, 2016, the Company issued a press release describing the transactions contemplated thereby. The full text of the press release is attached hereto as Exhibit 99.1.

The description of the private placement described in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement filed as Exhibit 10.1, the Registration Rights Agreement filed as Exhibit 10.2 and the Consulting Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K (collectively, the “Transaction Documents”), all of which are incorporated herein by reference. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 3.02 above, the Purchaser has the right to designate one person for election to the Board of Directors of the Company for so long as the Purchaser continues to beneficially own at least 50% of the Shares and the Purchaser has designated Jon Kutler to serve as the Purchaser’s designee. Pursuant to the terms of the Stock Purchase Agreement, the Company has agreed to appoint Jon Kutler to the Board of Directors within 45 days of the Closing Date. The Board of Directors has not yet determined which committees of the Board of Directors on which Mr. Kutler may serve. Mr. Kutler will participate in the Company’s standard non-employee director compensation plan and pursuant to the Consulting Agreement, Mr. Kutler will receive an annual fee for the three-year term of the Consulting Agreement equal to the difference between $125,000 and the amount of cash and the value of any stock received by Mr. Kutler for serving on the Board of Directors of the Company (directors generally receive approximately $70,000 per year in cash and stock).

Mr. Kutler is currently chairman and CEO of Admiralty Partners, Inc., a private equity investment firm. After service in the U.S. Navy and nearly a decade on Wall Street, Mr. Kutler founded Quarterdeck Investment Partners, an international investment bank focused on the global aerospace and defense markets. He sold Quarterdeck to Jefferies & Company in 2002 to focus on private equity investments under Admiralty Partners. Mr. Kutler is a recognized investor, investment banker and expert in the aerospace and defense industries. Mr. Kutler has been profiled in numerous international trade and business publications and television and has been a leading voice regarding trends in the aerospace and defense sectors. He is a Trustee of the California Institute of Technology, where he serves as chairman of the Jet Propulsion Laboratory and as a member of the Technology Transfer Committee. Mr. Kutler has served on the Board of Directors of TeleCommunication Systems, Inc. (NASDAQ: TSYS) since 2011. Mr. Kutler is a graduate of the United States Naval Academy and holds a Bachelor of Science degree in Naval Architecture. He received his Masters of Business Administration from Harvard University.

Except as set forth above, there is no arrangement or understanding pursuant to which Mr. Kutler was appointed to the Board, nor are there any transactions or proposed transactions to which the Company and Mr. Kutler are, or will be, a party. As of the date of this report, Mr. Kutler has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01                      Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Stock Purchase Agreement dated as of February 2, 2016 between the Company and Admiralty Partners, Inc.
10.2	Registration Rights Agreement dated as of February 2, 2016 between the Company and Admiralty Partners, Inc.
10.3	Consulting Agreement dated as of February 2, 2016 between the Company and Admiralty Partners, Inc.
99.1	Press release dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Steven Esses
Name:	Steven Esses
Title:	President and CEO
Dated:           February 3, 2016